UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12
CPEX Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Investor Contacts:	Press Contacts:
Bob Hebert	Andrew Cole/Chris Kittredge
Chief Financial Officer	Sard Verbinnen & Co
CPEX Pharmaceuticals, Inc.	212.687.8080
603.658.6100

Amy Bilbija
MacKenzie Partners
212.929.5802
ISS PROXY ADVISORY SERVICES RECOMMENDS THAT CPEX STOCKHOLDERS
VOTE FOR MERGER AGREEMENT WITH FCB I HOLDINGS
Leading Independent Proxy Advisory Firm Confirms
FCB Transaction Is in the Best Interests of Stockholders
     Exeter, NH, March 11, 2011— CPEX Pharmaceuticals, Inc. (NASDAQ: CPEX) today announced that ISS Proxy Advisory Services (ISS), a leading independent proxy advisory firm, has recommended that CPEX stockholders vote “FOR” CPEX’s proposed merger agreement with FCB I Holdings Inc. (FCB), under which CPEX stockholders will receive $27.25 per share in cash. The transaction price represents a 142% premium over the price of CPEX shares on January 7, 2010, the day prior to the date a third party publicly stated its intention to make an unsolicited offer for the Company, and a premium of approximately 12% over the 60-trading day average closing price of CPEX’s shares on the date prior to the announcement of the merger.
     In its report, ISS said: “The proposed transaction is in the best interest of shareholders because it offers a significant premium to the unaffected share price, brings certainty of value through its all-cash consideration, and resulted from a lengthy and apparently thorough exploration of strategic alternatives. While several shareholders have publicly expressed opposition to the valuation, and one of these shareholders has proposed recapitalization strategies it believes will bring shareholders higher value, these strategies also carry additional execution, tax, litigation, and market risks (some of which have already begun to play out) which make realization of value less certain.”
     ISS cites three primary reasons for recommending that stockholders vote FOR the transaction:
•	“The cash consideration represents a premium to shareholders;

•	The company has conducted a thorough exploration of strategic alternatives; and

•	The all cash consideration would give the shareholders certainty of value, while the alternatives suggested by Mangrove Partners would be subject to risks associated with the market for the company’s primary product as well as ongoing litigation.”
     In commenting on Mangrove Partners’ opinion that CPEX should restructure the Company on a standalone basis, ISS stated: “... the all-cash consideration gives shareholder certainty of value, which may not be realized if shareholders opt instead for a recapitalization and standalone strategy, given the execution, tax, litigation, and competitive risks associated with any standalone strategy.”

     James R. Murphy, Chairman of the Board of CPEX, commented, “We are very pleased that ISS, one of the nation’s leading proxy advisory firms, recognizes the value of the FCB transaction and recommends that CPEX stockholders vote in favor of the merger agreement with FCB. The ISS report confirms our Board of Directors’ unanimous view that the FCB transaction is the most compelling opportunity for stockholders to immediately and with certainty realize the maximum after-tax value for their shares.”
     In a separate report, proxy service Glass Lewis & Co. published an opinion regarding CPEX’s proposed merger agreement with FCB. Commenting on the report, Murphy said, “We are disappointed that Glass Lewis issued a report which we believe reaches the wrong conclusion based upon its misguided underlying assumption that a merger transaction of a single asset royalty company can be accurately evaluated through the use of comparable transactions, when in reality, differing facts and circumstances, especially the facts and circumstances surrounding this transaction, make such an analysis virtually irrelevant. We recommend that stockholders follow ISS’ report and vote FOR the merger agreement with FCB.”
     On March 24, 2011, CPEX Pharmaceuticals is holding a special meeting of stockholders to vote on a proposal to approve the FCB merger agreement. Adoption and approval of the transaction requires the affirmative vote of a majority of the outstanding shares of CPEX common stock entitled to vote at the special meeting. Therefore, failure to vote will have the same effect as a vote against the adoption of the Merger Agreement. Whether or not you are able to attend the special meeting in person, please follow the instructions on the form of proxy mailed to you and submit your proxy via the Internet or by telephone, or complete, sign and date the proxy and return it in the envelope provided as soon as possible. If you have Internet access, we encourage you to record your vote via the Internet. This action will not limit your right to vote in person at the special meeting.
     If stockholders have any questions or need assistance voting your shares, they should contact MacKenzie Partners, Inc., the Company’s proxy solicitor, at (800) 322-2885 or (212) 929-5500 (call collect) or at cpex@mackenziepartners.com.
     Permission to use quoted material was neither sought nor obtained.
About CPEX Pharmaceuticals, Inc.
     CPEX Pharmaceuticals, Inc. is an emerging specialty pharmaceutical company focused on the development, licensing and commercialization of pharmaceutical products utilizing CPEX’s validated drug delivery platform technology. CPEX has U.S. and international patents and other proprietary rights to technology that facilitates the absorption of drugs. CPEX has licensed applications of its proprietary CPE-215® drug delivery technology to Auxilium Pharmaceuticals, Inc. which launched Testim, a topical testosterone gel, in 2003. CPEX maintains its headquarters in Exeter, NH. For more information about CPEX, please visit www.cpexpharm.com.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
     CPEX has filed with the Securities and Exchange Commission (the “SEC”) and furnished to its stockholders a definitive proxy statement in connection with the proposed transaction with FCB (the “Definitive Proxy Statement”). This communication may be deemed to be solicitation material in respect of the merger with FCB. Investors and security holders of CPEX are urged to read the Definitive Proxy Statement and the other relevant materials (when they become available) because such materials will contain important information about CPEX and the proposed transaction with FCB. The Definitive Proxy Statement and other relevant materials (when they become available), and any and all other documents filed by CPEX with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents CPEX files with the SEC by directing a written request to CPEX Pharmaceuticals, Inc., 2 Holland Way, Exeter, NH 03833, Attention: Chief Financial Officer. Copies of CPEX’s filings with the SEC may also be obtained at the “Investors” section of CPEX’s website at www.cpexpharm.com/investor.htm.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS (WHEN THEY BECOME AVAILABLE) BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION WITH FCB.
     CPEX and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of CPEX in connection with the proposed transaction with FCB. Information about those directors and executive officers of CPEX, including their ownership of CPEX securities, is set forth in the Definitive Proxy Statement (filed with the SEC on February 4, 2011) and in the proxy statement for CPEX’s 2010 Annual Meeting of Stockholders (filed with the SEC on April 9, 2010), as supplemented by other CPEX filings with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of CPEX and its directors and executive officers in the proposed transaction with FCB by reading the proxy statements and other public filings referred to above.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     Certain items in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to: the proposed transaction with FCB; the performance of CPEX; the benefits of the proposed transaction with FCB and such other risks and uncertainties as are detailed in the Definitive Proxy Statement, in CPEX’s Annual Report on Form 10-K filed with the SEC on March 29, 2010, and in the other reports that CPEX periodically files with the SEC. Copies of CPEX’s filings with the SEC may be obtained by the methods described above. CPEX cautions investors not to place undue reliance on the forward-looking statements contained in this document or other filings with the SEC.
     The statements in this document reflect the expectations and beliefs of CPEX’s management only as of the date of this document and subsequent events and developments may cause these expectations and beliefs to change. CPEX undertakes no obligation to update or revise these statements, except as may be required by law. These forward-looking statements do not reflect the potential impact of any future dispositions or strategic transactions, including the proposed transaction with FCB, that may be undertaken. These forward-looking statements should not be relied upon as representing CPEX’s views as of any date after the date of this document.

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The press release above was issued on March 11, 2011